Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 10, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as an exhibit to, and incorporated by reference in, Franco-Nevada Corporation’s Annual Report on Form 40-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada
March 18, 2016